ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-178960 Dated April 27, 2012

ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN

(Ticker: BLND)

A blend of commodities and a blend of maturities for better diversification.

Learn more ▸

We will not rest

UBS

Don't just buy commodities.

UBS

Don't just buy commodities.

UBS

Don't just buy commodities. *Blend them.*

UBS

ETRACS DJ-UBS Commodity Index
2-4-6 Blended Futures ETN
(Ticker: BLND)

UBS

ETRACS DJ-UBS Commodity Index
2-4-6 Blended Futures ETN
(Ticker: BLND)

A blend of commodities
and a blend of maturities
for better diversification.

UBS

ETRACS DJ-UBS Commodity Index
2-4-6 Blended Futures ETN
(Ticker: BLND)

A blend of commodities
and a blend of maturities
for better diversification.

Learn more ▸

We will not rest UBS

ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN

(Ticker: BLND)

A blend of commodities
and a blend of maturities
for better diversification.

Learn more ▸

We will not rest UBS

Don't just buy
commodities.

UBS

Don't just buy
commodities.

UBS

Don't just buy
commodities.
Blend them.

UBS

ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN (Ticker: BLND)

UBS

ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN (Ticker: BLND)

A blend of commodities and a blend of maturities for
better diversification.

UBS

ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN (Ticker: BLND)

A blend of commodities and a blend of maturities for
better diversification. Learn more ▸

We will not rest UBS

ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN (Ticker: BLND)

A blend of commodities and a blend of maturities for better diversification. Learn more ▸

We will not rest UBS

Rule 433
UBS AG has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for the offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at
www.sec.gov.
Alternatively, you can request the
prospectus and the applicable prospectus supplement by calling toll-free (+1-877- 387 2275). This communication is issued by UBS AG or an affiliate thereof (“UBS”). In the U.S., it is issued by UBS Securities LLC, member FINRA, NYSE and SIPC. To the extent permitted by law, UBS does not accept any liability arising from the use of this communication.